EXHIBIT 10.3

ADMINISTRATION AGREEMENT

among

EDUCATION LOAN ASSET-BACKED TRUST I,

as Issuer

THE BANK OF NEW YORK (DELAWARE),

as Delaware Trustee,

THE BANK OF NEW YORK,

as Indenture Trustee,

THE BANK OF NEW YORK,

as Eligible Lender Trustee,

and

LORD SECURITIES CORPORATION,

as Issuer Administrator

Dated as of February 1, 2003

     THIS ADMINISTRATION AGREEMENT dated as of February 1, 2003 (as amended from time to time, this “Administration Agreement”), among EDUCATION LOAN ASSET-BACKED TRUST I, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee (the “Delaware Trustee”), THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (in such capacity, the “Indenture Trustee”), and as Eligible Lender Trustee (in such capacity, the “Eligible Lender Trustee”) and LORD SECURITIES CORPORATION, a Delaware corporation (the “Issuer Administrator”),

W I T N E S S E T H:

     WHEREAS, the Issuer may issue from time to time its (a) Student Loan Asset-Backed Notes (the “Notes”) pursuant to an Indenture of Trust, dated as of February 1, 2003, among the Issuer, the Eligible Lender Trustee and the Indenture Trustee (together with any Supplemental Indentures and any amendments thereto made in accordance with their respective terms, the “Indenture”); and (b) its Trust Certificates pursuant to a Trust Agreement, dated as of February 1, 2003 (the “Trust Agreement”), between the Delaware Trustee and Consolidation Loan Funding LLC, as depositor (together with its successors in interest, the “Owner”); and

     WHEREAS, pursuant to an Eligible Lender Trust Agreement, dated as of February 1, 2003 (the “Eligible Lender Trust Agreement”), between the Issuer and the Eligible Lender Trustee, the Eligible Lender Trustee shall hold legal title to Student Loans acquired by the Issuer as beneficial owner; and

     WHEREAS, pursuant to the Indenture, the Issuer and the Eligible Lender Trustee are assigning their respective interests in the Financed Eligible Loans and other collateral (the “Collateral”) to the Indenture Trustee; and

     WHEREAS, the Issuer desires to have the Issuer Administrator perform certain of the duties of the Issuer referred to in the Indenture, the Trust Agreement and the Eligible Lender Trust Agreement (collectively, the “Basic Documents”) and any other documents signed by the Delaware Trustee or the Eligible Lender Trustee on behalf of the Issuer (collectively, the “Trust Related Agreements”) or required by the Higher Education Act with respect to the Student Loans and to provide such additional services consistent with the terms of this Administration Agreement and the Trust Related Agreements as the Issuer and the Delaware Trustee may from time to time request; and

     WHEREAS, the Issuer Administrator has the capacity to provide the services required hereby and is willing to perform such services for Issuer on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Basic Documents.

     Section 1. Duties of the Issuer Administrator.

     (a) Duties with Respect to the Trust Related Agreements.

     (i) The Issuer Administrator agrees to perform all its duties under this Administration Agreement and the Trust Related Agreements. In addition, the Issuer Administrator shall consult with the Delaware Trustee regarding the duties of the Issuer and the Delaware Trustee under the Trust Related Agreements. The Issuer Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee and the Delaware Trustee when action is necessary to comply with the Issuer’s duties under the Trust Related Agreements. The Issuer Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements. In furtherance of the foregoing, the Issuer Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Trust Related Agreements, including, without limitation, such of the foregoing as are required with respect to the following matters under the Trust Related Agreements:

     (A) directing the Indenture Trustee by Issuer Order to deposit moneys with Paying Agents, if any, other than the Indenture Trustee;

     (B) preparing and delivering notice to the Holders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

     (C) preparing an Issuer Order and obtaining an opinion of counsel, if necessary, for the release of property of the Trust Estate;

     (D) preparing Issuer Certificates and obtaining opinions of counsel with respect to the execution of amendments to the Trust Related Agreements and the delivering to the Holders, the Rating Agencies and any other parties to whom notice is required to be sent notices with respect to such amendments;

     (E) paying all expenses in connection with the issuance of the Notes;

     (F) prepaying or accelerating the Notes and the related notice to the Indenture Trustee;

     (G) taking all actions on behalf of the Issuer necessary under any Guarantee Agreement;

     (H) responding to inquiries and requests made by borrowers, educational institutions, Guarantee Agencies, the Indenture Trustee and other parties with respect to the Financed Eligible Loans and to requests by independent auditors for information concerning the Issuer’s financial affairs;

     (I) maintaining financial records concerning the Financed Eligible Loans and, if furnished adequate information with respect to financial affairs not related to the Financed Eligible Loans, preparing and maintaining a general ledger and financial statements for the Issuer;

     (J) providing instructions to the Issuer and the Eligible Lender Trustee with respect to the administration of the Financed Eligible Loans;

     (K) furnishing to the Issuer, the Indenture Trustee or the Eligible Lender Trustee copies of reports received with respect to the Financed Eligible Loans, and preparing such additional reports with respect to the Financed Eligible Loans, as the Issuer or the Eligible Lender Trustee may reasonably request from time to time;

     (L) preparing, or causing to be prepared, and furnishing to the Issuer annual operating budgets, quarterly statistical reports and cash flow projections as required under the Indenture;

     (M) performing such other services with respect to administration of the Financed Eligible Loans as the Issuer or the Eligible Lender Trustee may reasonably request;

     (N) completing and filing all tax returns and tax filings as required pursuant to Section 2.03 of the Trust Agreement;

     (O) informing the Delaware Trustee if any withholding is required pursuant to Section 5.01 of the Trust Agreement; and

     (P) handling all accounting matters pursuant to Section 5.04 of the Trust Agreement; and

     (Q) prepare all reports required by the Higher Education Act in connection with Financed Student Loans; and

     (R) execute any Trust Related Agreements on behalf of the Issuer.

     (b) Duties with Respect to Servicing and Guarantees.

     (i) The Issuer Administrator shall consolidate, prepare and report all pertinent information to the Department of Education on the “Lender Reporting System Report” (or such successor report as may be applicable).

     (ii) The Issuer Administrator shall monitor and report to the Subadministrator on the performance of the Servicers under the Servicing Agreements.

     (iii) The Issuer Administrator shall monitor and report to the Subadministrator on the performance of the Guarantors under the Guarantee Agreements.

     (iv) The Issuer Administrator shall perform such other administrative tasks connected with loan servicing and guarantees as the Subadministrator may from time to time request.

     (c) Additional Duties.

     (i) In addition to the duties of the Issuer Administrator set forth above, the Issuer Administrator shall perform, or cause to be performed, its duties and obligations and the duties and obligations of the Delaware Trustee on behalf of the Issuer under the Trust Agreement.

     (ii) In furtherance of the foregoing, the Issuer shall execute and deliver to the Issuer Administrator one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Issuer Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of each of the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 hereof, and in accordance with the directions of the Issuer, or the Delaware Trustee, the Issuer Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Trust Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Delaware Trustee or the Administrator. The Issuer Administrator agrees to perform such obligations and deliver such notices as are specified as to be performed or delivered by the Administrator under the Trust Related Agreements.

     (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Issuer Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer or the Delaware Trustee and shall be, in the Issuer Administrator’s opinion, no less favorable to the Issuer or the Delaware Trustee than would be available from unaffiliated parties.

     (iv) In carrying out any of its obligations under this Agreement, the Issuer Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

     (d) Non-Ministerial Matters.

     (i) With respect to matters that in the reasonable judgment of the Issuer Administrator are non-ministerial, the Issuer Administrator shall not be under any obligation to take any action, and in any event shall not take any action, unless the Issuer Administrator shall have received instructions from the Delaware Trustee or the Owner. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

     (A) the amendment of or any supplement to the Trust Related Agreements;

     (B) the initiation of any action, claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer, except for actions, claims or lawsuits initiated in the ordinary course of business by the Issuer or its agents or nominees for the collection of amounts owed in respect of Financed Eligible Loans;

     (C) the appointment of successor Indenture Trustees pursuant to the Indenture, or the consent to the assignment by the Indenture Trustee of its obligations under the Indenture;

     (D) the removal of the Indenture Trustee; and

     (E) the amendment, change or modification of this Agreement or any Trust Related Agreement, except for amendments, changes or modifications that do not either (1) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the Financed Eligible Loans or (2) materially reduce the underwriting standards with respect to the Financed Eligible Loans.

     (ii) Notwithstanding anything to the contrary in this Administration Agreement, the Issuer Administrator shall not be obligated to, and shall not (A) make any payments to the Holders under the Trust Related Agreements, (B) sell the Trust Estate pursuant to the Indenture or (C) take any action that the Issuer or the Delaware Trustee directs the Issuer Administrator not to take on its behalf.

     (iii) The foregoing Non-Ministerial Matters shall only be performed by the Issuer Administrator with prior Rating Agency Confirmation.

     (e) Duties that Will Be Mandatorily Delegated. The following duties of the Issuer Administrator shall be delegated to CLF Administration, LLC as Subadministrator:

     (i) all issues relating to the closing of the sale of any series of Notes including the payment of the costs of issuance for any series of Notes;

     (ii) the initiation of any action, claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer, other than a settlement requiring payment by the Issuer of in excess of two hundred fifty thousand ($250,000) dollars which settlement shall not be made without prior approval of a majority of the Noteholders;

     (iii) the selecting and assigning of Servicers and Guarantors and negotiating and/or renegotiating contracts, terms and/or pricing with Servicers and/or Guarantors; and

     (iv) the selecting and assigning of, and negotiating and renegotiation for the services of professional personnel such as, without limitation, accountants, investment bankers, attorneys and Rating Agencies.

     The Issuer Administrator shall not perform the foregoing delegated duties, except that (x) in the event that a renewal contract between the Issuer’s eligible lender trustee and a servicer has not entered into, or its servicing obligations replaced, by a contract with another servicer, prior to thirty (30) days preceding the expiration of the servicer’s contract with the Issuer, the Issuer Administrator shall be responsible for negotiating a service contract with a replacement servicer and (y) in the event that the Subadministrator is unable to perform its delegated duties, the Issuer Administrator shall perform them. With respect to the foregoing delegated duties, the liability, of the Issuer Administrator for a wrongful act or omission of the Subadministrator shall not exceed one hundred twenty thousand ($120,000) dollars; provided, however, that the performance by the Issuer Administrator of (x) and (y) will not be subject to the $120,000 limit of liability.

     (f) Indemnification.

     The Issuer Administrator will:

     (i) indemnify the Indenture Trustee, the Eligible Lender Trustee and their respective agents for, and hold them harmless against, any losses, liability, claim, action, suit, cost or expense, of any kind or nature whatsoever, including reasonable attorneys fees and expenses, incurred without negligence, misconduct, or bad faith on their part, arising out of the misconduct, negligence or bad faith or other act of the Issuer Administrator in the performance of the Issuer Administrator’s duties contemplated by this Agreement; and

     (ii) indemnify the Issuer and the Delaware Trustee and their respective agents for, and hold them harmless against, any losses, liability, claim, action, suit, cost or expense, of any kind or nature whatsoever, including reasonable attorneys fees and expenses, incurred without negligence, misconduct or bad faith on their part, arising out of the misconduct, negligence or bad faith or other act of the Issuer Administrator in the performance of the Issuer Administrator’s duties contemplated by this Agreement; provided, however, that the Issuer Administrator shall not be required to indemnify the Indenture Trustee, the Issuer or the Delaware Trustee pursuant to Section 1(f)(i) or (ii) hereof so long as the Issuer Administrator has acted pursuant to the instructions of the Delaware Trustee or the Owner in accordance with subsection (d) hereof.

     (g) In the event that the Issuer Administrator determines that it would be beneficial to the Issuer for a party other then the Issuer Administrator to perform any of the duties under this Section 1, it will notify the Issuer and, subject to first obtaining Rating Agency Confirmation, the parties to this Agreement may either amend this Agreement or delegate those duties to another party. However, until such Rating Agency Confirmation is obtained, no such amendment or delegation shall be effective.

     In furtherance of subparagraphs (a), (b), (c) and (d), the Issuer Administrator’s duties shall include:

     1. Compliance For Student Loans:

(i)	Track on an ongoing basis the aggregate Principal Balance of all Student Loans being acquired which are not Consolidation Loans and verify that the aggregate Principal Balance of all Student Loans which are not Consolidation Loans does not exceed the limit set forth in the applicable Supplemental Indenture, which limit is currently $25,000,000;

(ii)	Track on an ongoing basis the aggregate Principal Balance of all Student Loans being acquired which are not Consolidation Loans and verify that the aggregate Principal balance of “unsubsidized or subsidized Stafford loans” does not exceed the limit set forth in the applicable Supplemental Indenture, which limit is currently $12,500,000;

(iii)	Verify, based upon information periodically provided by Servicers, that the Student Loans being acquired with “graduated repayment characteristics” (bearing interest only for the first one-third of the payment term) does not exceed the limit as set forth in the applicable Supplemental Indenture, which limit is currently 80% of all Student Loans;

(iv)	Track on an ongoing basis the aggregate Principal Balance of all Consolidation Loans being acquired which have an interest rate of 6.0% or higher and verify that the Premium, Origination Fees and Borrower Benefits being paid for those Consolidation Loans does not exceed the limits set forth in the applicable Supplemental Indenture, which limits are currently 1.6%, 0.50% and 1.0%, respectively, of the aggregate Principal Balance of those Consolidation Loans and track on an ongoing basis the aggregate Principal Balance of all Consolidation Loans being acquired which have an interest rate of less than 6.0% and verify that the Premium and Origination Fees being paid for those Consolidation Loans does not exceed the limits set forth in the applicable Supplemental Indenture, which limits are currently 1.6% and 0.5%, respectively, of the aggregate Principal Balance of those Consolidation Loans;

(v)	Track on an ongoing basis and verify that not more than 3% of the Financed Student Loans purchased which are Consolidation Loans have original principal balances at the time of purchase of less than $15,000; provided, however, that any Consolidation Loan which was purchased with an original principal balance of less that $15,000 at the time of purchase, but for which a subsequent Add-On Loan has been made and the principal balance of the Add-On Loan, when added to the original principal balance of such Consolidation Loan at the time of purchase, shall cause the original principal balance of such Consolidation Loan to exceed $15,000, shall be excluded from the computation of the 3% limitation;

(vi)	Track on an ongoing basis the aggregate Principal Balance of all Student Loans which a “borrower benefit” is being offered to verify that the percentage of Student Loans offering a “borrower benefit” does not exceed the allowable limit as set forth in a Supplemental Indenture, which limit is currently 40% of the Student Loans; and

(vii)	Track on an ongoing basis the aggregate Principal Balance of all Consolidation Loans being acquired which have an interest rate of 6.0% or greater to verify that the aggregate Principal Balance of those Consolidation loans does not exceed the limit as set forth in a Supplemental Indenture, which limit is currently 40% of the aggregate Principal Balance of all Student Loans being acquired.

     2. Review, verify and compare “Loan Origination Disbursements Made Reports” received from Great Lakes Higher Education Corporation and/or ACS Education Loan Services, Inc. (or any other Servicer, if Rating Agency Confirmation is first received) with “Loan Transfer Addendum” received from Consolidation Loan Funding, LLC and, if all documents are in order, execute the “Loan Transfer Addendum”, issue and sign an “Eligible Loan Acquisition Certificate” and instruct the Eligible Lender Trustee (The Bank of New York), via facsimile, to transfer the principal and Premium of the acquired Student Loans to Consolidation Loan Funding, LLC.

     3. Distribution Date Process.

(i)	Prepare, sign and deliver to the Trustee the “Consolidation Loan Rebate Fee Report” and execute an Issuer Order for the payment of the fee due the Department of Education;

(ii)	On each Monthly Calculation Date, recalculate and verify the amount deposited by the Trustee into the Interest Account for the payment of interest (discount) on all Notes due for payment during the next month;

(iii)	On each Monthly Calculation Date, recalculate and verify the amount deposited by the Trustee into the Administration Fund for the payment of the Broker-Dealer and Auction Agent Fees for the next month;

(iv)	On each Monthly Calculation Date, calculate and verify the Administration Fees due to CLF Administration Company, L.L.C. for the next month

(v)	On each Monthly Calculation Date, calculate and verify the amount deposited by the Trustee into the Administration Fund for the payment of Servicing Fees for the next month; and

(vi)	Execute individual Issuer Orders for the payment of all Fees listed above except for the amount transferred into the Interest Account.

     4. Reserve Fund Compliance:

(i)	Monitor the Reserve Fund Balance and make necessary adjustments to ensure that on each Monthly Calculation Date the Reserve Fund Requirement is met, which is currently the following:

(a)	0.75% of the aggregate principal amount of Series 2003-1 Notes then outstanding plus an amount equal to the principal balance of Student Loans which are more than 270 days delinquent and the claims on which have not been paid by a Guarantee Agency or the Secretary of Education plus $250,000; or

(b)	such other amount specified in a Supplemental Indenture provided, however, that in no event should the amount be less than $1,250,000.

(ii)	If necessary, replenish the Reserve Fund with any amounts required from the Collection Account.

(iii)	On the 20th day of each month, provide the Trustee with a report identifying the Principal Balance of all Financed Eligible Loans which are more than 270 days delinquent and the claims on which have not been paid by a Guarantee Agency of the Secretary of Education (whether or not such claims are pending) for the purpose of calculating the Reserve Fund requirement.

     5. Limits on Fees:

(i)	Verify that the Fees paid do not exceed or are in compliance with the following:

(a)	The annual fees of the Trustee, Delaware Trustee, the Eligible Lender Trustee and the Market Agent authorized by the Supplemental Indenture then in effect;

(b)	The Broker-Dealer Fee payable is at the Broker-Dealer Fee rate authorized by the Supplemental Indenture then in effect;

(c)	The Auction Agent fee payable is at the Auction Agent Fee rate authorized by the Supplemental Indenture then in effect;

(d)	There will be no other additional payments on the above Note Fees unless prior Rating Agency Confirmation is obtained;

(e)	The Administration Fees are equal to 1/12 of 0.05% of the ending Principal Balance of the Student Loans, plus accrued interest thereon during the previous month;

(f)	Servicing fees do not exceed the amounts established in the Servicing Agreements; and

(g)	The aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund does not exceed the amount as provided for by the Supplemental Indenture then in effect.

(ii)	Verify that all Issuer Orders directing the payment of Fees from the Administration Fund have attached to it the appropriate invoice from the payee.

     6. Compliance on Sale of Loans: Verify that the Issuer complies with the loan sale provisions as set forth in the Indenture or a Supplemental Indenture which currently are as follows:

(i)	Except as set forth in a Supplemental Indenture or with Rating Agency Confirmation, the Issuer may direct the sale of Student Loans in the Acquisition Fund only in the following circumstances:

(a)	To the Depositor or other seller if such party is required to repurchase such Student Loan pursuant to a Student Loan Purchase Agreement;

(b)	In order to avoid an Event of Default;

(c)	To a Guarantee Agency; and

(d)	If all of the Student Loans are sold at a price sufficient to defease all obligations outstanding under the Indenture.

(ii)	Prior to any such sale the Trustee shall have received an Issuer Certificate certifying that such sale will not materially adversely affect the Issuer’s ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to the Outstanding Notes, Servicing fees, Administration Fees or Note Fees other obligations with respect to the Notes; and

(iii)	All funds received from such loan sale must be deposited in the Collection Fund.

     7. Verify the Applicable Interest Rate:

(i)	Verify the Applicable Interest Rate for each period which during each interest period following the Initial Interest Period will be determined in accordance with the Auction Procedures but which shall not exceed the Maximum Rate.

(ii)	Determine the Maximum Rate as set forth in a Supplemental Indenture, which on any date of determination, is currently the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate, in each case rounded to the nearest one thousandth (0.001) of 1%.

(iii)	Determine the Maximum Auction Rate as set forth in a Supplemental Indenture which is currently as follows: for any Auction, a per annum interest rate on the Series 2003-1 Notes which, when taken together with the interest rate on the Series 2003-1 Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series 2003-1 Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2003-1 Notes are “Aa3” or “AA-” or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2003-1 Notes is less than “Aa3” or “AA-” but both are at least any category of “A”), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2003-1 Notes is less than the lowest category of “A”); provided, however, that if the Series 2003-1 Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series 2003-1 Notes were not Outstanding, the interest rates on the Series 2003-1 Notes for the purposes of this calculation shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any Series 2003-1 Notes rated any category of “A” or better by Moody’s & S&P, respectively, the Maximum Auction Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%.

(iv)	Verify the Maximum Interest Rate as set forth in a Supplemental indenture, which is currently the lesser of (a) 17% per annum (or such higher rate as the Issuer may establish with a Rating Agency Confirmation) or (b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series 2003-1 Notes.

(v)	Determination of Net Loan Rate Trigger Date event as set forth in a Supplemental Indenture which is currently as follows:

(a)	Determine whether on the 25th day of a month which immediately follows six consecutive months which either (a) the daily weighted average of the Auction Rates for each series of Notes bearing interest based upon an auction mode in effect during the month for which such calculation is being made exceeded a per annum rate equal to the sum of (i) the bond equivalent yield of the 91-Day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0%; or (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which calculation is being made is equal to or greater than the sum of (i) the CP Rate for the applicable month plus (ii) 0.25%.

(b)	Determine the Net Loan Rate Termination Date which is, for a series of Series 2003-1 Notes for which the Net Loan Rate Trigger Date has occurred, the 25th day of a month which immediately follows two consecutive months for which both (a) the daily weighted average of the Auction Rate for each series of Notes bearing interest based upon an auction mode in effect during the month for which the calculation is being made was equal to or less than a per annum rate equal to the sum of (i) the bond equivalent yield of 91-Day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0% and (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is less than the sum of (i) the CP Rate for the month for which such calculation is being made plus (ii) 0.25%.

(c)	If under a Net Loan Period, then Calculate the Net Loan Rate by dividing (a) the product of 12 times the sum of the following amounts accrued during the most recent calendar month that ended at least 25 days before the start of such Auction Period (except for (i) below, whether or not actually received or paid): (i) interest (including Interest Subsidy Payments), assumed Special Allowance Payments and late fees collected with respect to the Financed Student Loans, after giving effect to borrower incentives and similar programs, plus (ii) investment earnings on amounts in the Funds, plus (iii) any Counterparty Swap Payments minus (iv) any rebate fees due to the U.S. Department of Education with respect to Financed Student Loans that are Consolidation Loans, minus (v) any Issuer Swap Payments, minus (vi) the interest accrued on all Outstanding Notes other than those that bear interest based upon an auction mode, minus (vii) the Note Fees, Administration Fees and Servicing Fees; by (b) the aggregate principal balance of all Notes bearing interest based upon an auction mode that are Outstanding on the date of such calculation. For this purpose, the Special Allowance Payment shall be computed based upon the bond equivalent yield of 91-Day United

States Treasury Bills most recently auctioned, or the CP rate, as applicable (whether or not the actual Special Allowance Payment rate could then be determined); and, provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Market Agent and (ii) written consent from each Rating Agency then rating the Series 2003-1 Notes that such change will not in and of itself result in a reduction of the rating on any Series 2003-1 Notes.

     8. Surplus Fund. Verify that before any amounts from the Surplus Fund are released to the Issuer in accordance with the terms of the Indenture and a Supplemental Indenture, that the Asset Release Requirement is met. Any Issuer Order requesting such release shall identify the Senior Asset Percentage and the Subordinate Asset percentage used in making the calculation of the Asset Release Requirement and provide the Trustee with the calculation of the Aggregate value of the assets held under the Indenture, the principal amount of all Notes Outstanding, the accrued interest on Outstanding Senior Notes, the accrued Issuer Swap Payments with respect to Senior Swap Agreements, the accrued fees with respect to Senior Credit Enhancement Facilities, the accrued interest on all Outstanding Subordinate Notes, the accrued Issuer Swap Payments (other than with respect to Junior Subordinate Swap Agreements), the accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) and the Asset release requirement.

     9. Redemption: Verify the Mandatory Redemption of Series 2003-1 Notes pursuant to the terms of the Indenture and applicable Supplemental Indenture which is currently as follows:

(i)	On any Interest Payment Date, following the end of an Acquisition Period on a first in-first out basis from the remaining amount in the Acquisition Fund.

(ii)	On any Interest Payment Date following the end of each Revolving Period, from revenues deposited in the Retirement Account.

(iii)	Verify before any Subordinate Note is Redeemed, while Senior Notes remain outstanding, that the Senior Asset Requirement is met. Currently, the Senior Asset Requirement requires that the Senior Asset Percentage is at least 107% and the Subordinate Asset Percentage is at least 101.5%.

     10. Verify that each investment of moneys within any Fund constitutes a Permitted Investment.

     11. Preparation of Moody’s Investors Services Monthly Monitoring Report (attached as Exhibit A) and delivery of the Report to Moody’s and the Issuer.

     12. Maintenance and record keeping of the Trust’s General Ledger and other relevant records and preparation of monthly unaudited financial statements.

     13. Providing for and assisting in the completion of the audit of the financial statements of the Issuer.

     14. Administer, and maintain the reports of servicers and others used in connection with the administration of, “borrower benefits” programs and verify that such “borrower benefits” programs are in compliance with the Indenture and the Supplemental Indenture.

     15. All other activities required or expected from the Issuer Administrator for the smooth operation of the business.

     Section 2. Records. The Issuer Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee, the Holders, the Eligible Lender Trustee, the Delaware Trustee and the Owner at any time during normal business hours.

     Section 3. Compensation. As compensation for the performance of the Issuer Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Issuer Administrator shall be entitled to a Fee as set forth in the Engagement Letter dated March ___, 2003. The payment of the foregoing fee shall be solely an obligation of the Issuer to be paid solely out of the Trust Estate. The compensation set forth in the Engagement Letter cannot be changed without Rating Agency Confirmation.

     Section 4. Additional Information to be Furnished. The Issuer Administrator, within 120 days of the date of this Agreement, shall furnish to the Issuer and the Indenture Trustee a manual setting forth the policies and procedures the Issuer Administrator will follow with respect to the discharge of its duties set forth in Section 1 of this Administration Agreement. The Issuer Administrator shall update the manual once each calendar quarter thereafter. In addition, the Issuer Administrator shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Trust Estate as the Issuer or the Indenture trustee shall reasonably request.

     Section 5. Independence of the Issuer Administrator. For all purposes of this Administration Agreement, the Issuer Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer the Eligible Lender Trustee or the Delaware Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Eligible Lender Trustee or the Delaware Trustee, the Issuer Administrator shall have no authority to act for or represent the Issuer, the Eligible Lender Trustee or the Delaware Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Eligible Lender Trustee or the Delaware Trustee.

     Section 6. No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Issuer Administrator and any of the Issuer, the Eligible Lender Trustee, the Delaware Trustee or the Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity; (b) shall be construed to impose any liability as such on any of them; or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     Section 7. Other Activities of the Issuer Administrator. Nothing herein shall prevent the Issuer Administrator or its affiliates from engaging in other businesses or, in its or their sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Subadministrator, the Issuer, the Eligible Lender Trustee, the Delaware Trustee or the Indenture Trustee.

     Section 8. Term of Agreement; Resignation and Removal of Issuer Administrator. Unless sooner terminated in accordance with the provisions of this Section, this Agreement shall remain in full force and effect until the dissolution of the Issuer, in which event this Agreement shall automatically terminate. The Issuer Administrator may resign its duties hereunder by providing the Issuer and the Rating Agencies with at least 300 days prior written notice. The Issuer Administrator shall mandatorily resign upon the delivery by the Subadministrator to the Issuer Administrator, the Issuer, the Indenture Trustee and the Eligible Lender Trustee of a Rating Agency Confirmation of a replacement Issuer Administrator (which may be the Subadministrator) and a copy of an executed contract whereby the successor Issuer Administrator undertakes to perform the duties being performed by the Issuer Administrator under this Agreement. The Issuer Administrator may be removed immediately upon written notice of termination from the Issuer or the Indenture Trustee to the Issuer Administrator and the Rating Agencies if any of the following events shall occur:

     (a) the Issuer Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

     (b) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Issuer Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

     (c) the Issuer Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Issuer Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Issuer Administrator agrees that if any of the events specified in clause (a) (b) or (c) of this Section shall occur, it shall give written notice thereof to the Issuer, the Indenture Trustee, the Subadministrator and to the Rating Agencies within seven days after the happening of such event. The Issuer Administrator agrees that it will not commence or consent to the events specified in clause (c) without the prior written consent of the Issuer. In the event of termination pursuant to subparagraphs (a), (b) or (c), above, any successor administrator shall delegate to the Subadministrator that portion of the Issuer Administrator’s duties which this Agreement requires be delegated to the Subadministrator.

     No resignation or removal of the Issuer Administrator pursuant to this Section shall be effective until (i) a successor Issuer Administrator shall have been appointed by the Issuer (with the consent of the Delaware Trustee and the Eligible Lender Trustee); (ii) such successor Issuer Administrator shall have a net worth of at least $5,000,000 and shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Issuer Administrator is bound hereunder and (iii) a Rating Agency Confirmation is first obtained with respect to such resignation or removal.

     The appointment of any successor Issuer Administrator shall be effective only if a Rating Agency Confirmation shall have been obtained with respect to such appointment.

     Section 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or the resignation or removal of the Issuer Administrator pursuant to Section 8 hereof, respectively, the Issuer Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Issuer Administrator shall forthwith upon such termination deliver to the Subadministrator all property and documents of or relating to the Trust Estate then in the custody of the Issuer Administrator. In the event of the resignation or removal of the Issuer Subadministrator, the Issuer Administrator shall cooperate with the Subadministrator and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Issuer Administrator.

     Section 10. Notices. Any notice, report, or other communication given hereunder shall be in writing and addressed as follows:

     If to the Issuer Administrator, to:

Lord Securities Corporation
48 Wall Street, 27th Floor
New York, NY 10005
Attention: Dean Christiansen
Telecopier No.: (212) 346-9012

     If to the Subadministrator, to:

CLF Administration Company, L.L.C.
5005 Water Ridge Vista Drive
San Diego, California 92121
Attention: Ryan Katz

     If to the Rating Agencies:

Moody’s Investors Service
99 Church Street
New York, NY 10007
Attn: Sharon Asch

Standard & Poor’s Ratings Services
55 Water Street
New York, NY 10041

     If to the Issuer, to:

Education Loan Asset-Backed Trust I
c/o The Bank of New York (Delaware)
502 White Clay Center, Route 273
Newark, Delaware 19711
Attention: Corporate Trust Administration

     If to the Indenture Trustee or the Eligible Lender Trustee, to:

The Bank of New York
10161 Centurion Parkway, 2nd Floor
Jacksonville, Florida 32256
Attention: Corporate Trust Department

     If to the Delaware Trustee, to:

The Bank of New York (Delaware)
502 White Clay Center, Route 273
Newark, Delaware 19711
Attention: Corporate Trust Administration

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

     Section 11. Amendments. This Agreement may be amended from time to time by written instrument signed by the parties hereto so long as a Rating Agency Confirmation has been obtained with respect to such amendment.

     Section 12. Successors and Assigns. This Agreement may not be assigned by the Issuer Administrator unless such assignment is previously consented to in writing by the Issuer, the Delaware Trustee, the Holders, the Eligible Lender Trustee and the Indenture Trustee, and unless each Rating Agency shall have been given 180 days prior notice of, and a Rating Agency Confirmation has been obtained with respect to, such assignment. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Issuer is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Issuer Administrator without the consent of the Issuer, the Eligible Lender Trustee or the Delaware Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Issuer Administrator; provided that such successor organization executes and delivers to the Issuer, the Eligible Lender Trustee, the Delaware Trustee and the Issuer Administrator an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of the assignment in the same manner as the Issuer Administrator is bound hereunder, and each Rating Agency shall have been given 180 days prior notice of, and a Rating Agency Confirmation shall have been obtained with respect to, such assignment. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

     Section 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without references to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     Section 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

     Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17. Indemnity.

     (a) The Issuer and the Indenture Trustee, but only to the extent of the assets in the Indenture Trust and without personal recourse to them, agrees that it shall pay and shall protect, indemnify and save harmless the Issuer Administrator and the Issuer Administrator’s directors, officers, employees, agents and servants, and all Persons controlling, controlled by or under common control or otherwise affiliated with the Issuer Administrator (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to this Agreement and the transactions contemplated hereby or by any of the agreements, instruments or documents to which the Issuer Administrator may be a party, whether now existing or hereinafter arising (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the negligence or misconduct of the Issuer in performing its obligations under this Agreement. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the Issuer and the Indenture

Trustee, but only to the extent of the assets of the Indenture Trust available therefor and without personal recourse, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

     (b) The Issuer Administrator agrees that it shall pay and shall protect, indemnify and save harmless the Issuer, Delaware Trustee, Indenture Trustee and Eligible Lender Trustee and their directors, officers, employees, agents and servants, and all Persons controlling, controlled by or under common control or otherwise affiliated with them (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to this Agreement and the transactions contemplated hereby or by any of the agreements, instruments or documents to which the Issuer Administrator may be a party, whether now existing or hereinafter arising (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the negligence or misconduct of the Indemnified Persons in performing their obligations under this Agreement. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the Issuer will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

     (c) This Section 17 shall survive the termination of this Agreement.

     Section 18. Limitation of Liability of Eligible Lender Trustee and Delaware Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by each of The Bank of New York (Delaware) and The Bank of New York, not in its individual capacity but solely in its capacity as Delaware Trustee or Eligible Lender Trustee, as applicable, and in no event shall The Bank of New York (Delaware) or The Bank of New York in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

     Section 19. Third-Party Beneficiary. The parties agree and acknowledge that the Subadministrator, the Eligible Lender Trustee and the Delaware Trustee are third-party beneficiaries of this Agreement.

     Section 20. No Petition. The parties hereto will not at any time institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under any Basic Document as such term is defined in the Indenture. The obligations of this Section 2 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EDUCATION LOAN ASSET-BACKED TRUST I By: THE BANK OF NEW YORK (DELAWARE),
not in its individual capacity
but solely as Delaware Trustee

By:	/s/ William T. Lewis
Name:	WILLIAM T. LEWIS
Title:	SVP

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Delaware Trustee

By:	/s/ William T. Lewis
Name:	WILLIAM T. LEWIS
Title:	SVP

THE BANK OF NEW YORK, not in its individual capacity but solely as Eligible Lender Trustee

By:	/s/ James Hall
Name:	JAMES HALL
Title:	Vice President

THE BANK OF NEW YORK, as Indenture Trustee

By:	/s/ James Hall
Name:	JAMES HALL
Title:	Vice President

LORD SECURITIES CORPORATION

By:	/s/ Benjamin B. Abedine
Name: Title:	BENJAMIN B. ABEDINE Senior Vice President

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

     KNOW ALL MEN BY THESE PRESENTS, that Education Loan Asset-Backed Trust I (the “Issuer”), does hereby make, constitute and appoint Lords Securities Corporation an Issuer under the Administration Agreement, dated as of February 1, 2003 (the “Agreement”), among the Issuer, Indenture Trustee, Delaware Trustee, Indenture Trustee and Issuer, as Issuer r, as the same may be amended from time to time, and its agents and attorneys, as Attorney-in-Fact to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements, including, without limitation, to appear for and represent the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Issuer could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

     All powers of attorney for this purpose heretofore filed or executed by the Issuer are hereby revoked.

     Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     EXECUTED as of this 1st day of February, 2003.

EDUCATION LOAN ASSET-BACKED TRUST I

By:	THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely Delaware Trustee

By	/s/ William T. Lewis
Name	WILLIAM T. LEWIS
Title	SVP

EXHIBIT B

Reporting Form

Issuer:	Education Loan Asset Backed Trust I
Issue name:	Education Loan Asset Backed Notes (Auction Rate Certificates - ARCs)
Reporting Period:	1/31/2003
Contact:	Benjamin B. Abedine Phone: 212-346-9000

Certificate/Note/Bond Status

Class

Beginning Principal Balance ($)

Interest Paid ($)

Ending Principal Balance ($)

Actual Days in Period

Actual Coupon Rate

Student Loan Pool Data

		Principal Plus	Weighted Average
	Principal Only	Capitalized Interest	Interest Rate (%)

Pool Size ($)

Beginning Balance

Loans Added

Loans Repaid

Capitalized Interest

Ending Balance

The following items should be as of the end of the reporting period.
Please indicate whether amounts are based on Principal Only or on Principal plus Capitalized Interest.

Loans by Program Type	$	%

Subsidized Stafford	$—

Unsubsidized Stafford	$—

SLS	$—

PLUS	$—

Consolidation	$—

Private (non-FFELP)

by each type

Consolidated Loans with
Graduated Repayment Characteristic

     (Loans Bearing Interest only for the first one-third of payment term)

Loans by School Type	$	%

4-Year	$—

2-Year	$—

Proprietary	$—

Graduate	$—

Other/Unknown	$—

Loans by School Type	$	%	Guarantee %

FFELP Guarantor WA 999746	$—

FFELP Great Lakes	$—

FFELP Guarantor NSLP	$—

FFELP Guarantor OSFA	$—

Private Guarantor	$—

Reporting Form

	$	%

In School	$—

Grace	$—

Deferment	$—		(Weighted

Forbearance	$—		Average

Repayment	$—		Remaining

Claims Waiting to be filed	$—		Term

Claims Filed Outstanding	$—		in status)

Claims Rejected	$—		(Term to maturity)

All Loans	$—

(Loans in repayment includes those delinquent up to 270 days)

Payment Status
The following items should be as of the end of the reporting period.
Please indicate whether amounts are based on Principal Only or on Principal Plus Capitalized Interest.

Delinquency Bucket (days)	31-60	61-90	91-120	121-180	180-270	270+

FFELP Loans

By ending balance, $	$—	$—	$—	$—	$—	$—

By ending balance, %

Private Loans

By ending balance, $

By ending balance, %

Total (ending balance), $

Total (ending balance), %

Please indicate whether amounts are based on Principal Only or on Principal plus Capitalized Interest.

	Filed during	Paid during	Rejected status at	Outstanding at
Claims ($)	reporting period	reporting period	end of period (1)	end of period (2)

FFELP Loans	$—	$—	$—	$—

Private Loans

All Loans	$—	$—	$—	$—

1. Rejected subject to cure, aged six months or more

2. Outstanding, including rejected aged less than six months

Issuer:	Student Loan Consolidation Center Trust I
Issuer name:	Student Loan Asset Backed Notes (Auction Rate Certificates — ARCs)

Credit Support

	$	%

Type 1 Reserve Fund	$—

Type 2

Type 3

(examples include reserve fund, alternative loan guarantee fund, and overcollateralization ratio)

Outstanding Litigation
Is there currently any litigation
against SLCC, its related entities,
or its management?

No
Loan Sales
Was there any sale of student Loans
In the prior monthly period (Except for reps and warranty issues)?	No

Reporting Form

Portfolio Maturity Analysis

Months Remaining	Ending No of Notes	Ending Principal Balance	Average Loan Balance

1

2

3

4

5

6

7

8

9

10

11

12

13-18

19-24

25-30

31-36

37-42

43-48

49-54

55-60

61-66

67-72

73-78

79-84

85-90

91-96

97-102

103-108

109-114

115-120

over 120

Loans with Interest rates >= 6% Eligible For 25% Ach Benefit and ultimately qualify for 1% principal Rebate

Ending Principal Balance

Loans Serviced by AFSA

Loans Serviced by Great Lakes

Totals	$—